Exhibit 99.7

NOTICE OF WITHDRAWAL

To Withdraw

Common Shares of Weyerhaeuser Company

Pursuant to the Offer to Exchange All Common Shares of

WEYERHAEUSER REAL ESTATE COMPANY

Which Are Owned by Weyerhaeuser Company

and Will Be Converted into the Right to Receive Shares of Common Stock of

TRI POINTE HOMES, INC.

for

Common Shares of Weyerhaeuser Company

Pursuant to the Prospectus—Offer to Exchange, dated May 22, 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 30, 2014, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. COMMON SHARES OF WEYERHAEUSER COMPANY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the Prospectus—Offer to Exchange, dated May 22, 2014 (the “Prospectus—Offer to Exchange”), in connection with the offer by Weyerhaeuser Company (“Weyerhaeuser”) to exchange all issued and outstanding common shares of Weyerhaeuser Real Estate Company, par value $0.04 per share (“WRECO common shares”), which will be converted into shares of TRI Pointe Homes, Inc. common stock, par value $0.01 per share, for common shares of Weyerhaeuser Company, par value $1.25 per share (“Weyerhaeuser common shares”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

Weyerhaeuser common shares tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on June 30, 2014 (the “Expiration Deadline”), and, unless Weyerhaeuser has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Weyerhaeuser accepts Weyerhaeuser common shares pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF WEYERHAEUSER COMMON SHARES PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before the Expiration Deadline. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for those shares directly to the exchange agent. For more information, see the section of the Prospectus—Offer to Exchange entitled “This Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights.”

If any of the Weyerhaeuser common shares were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the Weyerhaeuser common shares that it is withdrawing from the exchange offer:

Number of certificated Weyerhaeuser common shares to be withdrawn:
Number of shares held in book-entry form via DRS:
Number of CIP Shares:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) of Weyerhaeuser common shares have been delivered to Computershare Trust Company, N.A. (the “exchange agent”), please provide the following information in order for the exchange agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the Weyerhaeusercommon shares withdrawn:

If held in book-entry via the Direct Registration System, please indicate

“DRS”. If held in uncertificated form through the Computershare CIP,please indicate “CIP Shares”.

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the Weyerhaeuser common shares withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered Weyerhaeuser common shares, you must transmit this Notice of Withdrawal to the exchange agent at:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(617) 360-6810 For Confirmation Only Telephone (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Weyerhaeuser will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of Weyerhaeuser, the exchange agent, the transfer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.